UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2017

NeuroOne Medical Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54716 (Commission File Number)	27-0863354 (IRS Employer Identification No.)

10006 Liatris Lane, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-237-7412
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

On August 18, 2017, NeuroOne Medical Technologies Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Subscribers”), pursuant to which the Company, in a private placement (the “Private Placement”), agreed to issue and sell to the Subscribers promissory notes (each, a “Note” and collectively, the “Notes”) maturing on February 18, 2018 (the “Maturity Date”) and warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with an initial exercise price of $1.80 per share (each, a “Warrant” and collectively, the “Warrants”). The initial closing of the Private Placement was consummated on August 18, 2017, and, on that date, the Company issued Notes in an aggregate principal amount of $253,000 to the Subscribers and agreed, pursuant to the Subscription Agreement, to issue Warrants to purchase up to an aggregate of 126,500 shares of Common Stock to the Subscribers on the Maturity Date of the Notes (with each Subscriber entitled to receive a Warrant to purchase up to such number of shares of Common Stock equal to the principal amount of such Subscriber’s Note divided by two). The Warrants will expire on February 18, 2023, five years after the date on which they are initially issued. Prior to expiration, subject to the terms and conditions set forth in the Warrants, the holders of such Warrants may exercise the Warrants for shares of Common Stock by providing notice to the Company and paying the exercise price per share for each share so exercised.

The Company may conduct any number of additional closings so long as the final closing occurs on or before the five-month anniversary of the initial closing date and the amount does not exceed $300,000 or a higher amount determined by the Board of Directors.

The Company has granted the Subscribers indemnification rights with respect to its representations, warranties, covenants and agreements under the Subscription Agreement.

The foregoing summary descriptions of the Subscription Agreement, the Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to the forms of the Note, the Warrant and the Subscription Agreement, which are attached as Exhibits 4.1, 4.2 and 10.1 hereto, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Subscription Agreement, the Notes and the Warrants were made solely for the benefit of the parties to the Subscription Agreement, the Notes and the Warrants and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Subscription Agreement, the Notes and the Warrants are incorporated herein by reference only to provide investors with information regarding the terms of such documents and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 3.02  Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell the Notes and the Warrants issued in the Private Placement to the Subscribers, all of whom are accredited investors, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Subscribers.  The net proceeds to the Company from the Private Placement will be used for general corporate purposes.  The Notes and Warrants have not been and will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy the Notes, the Warrants, shares of Common Stock or any other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
4.1	Form of Note.
4.2	Form of Warrant.
10.1	Form of Subscription Agreement.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2017

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ DAVID ROSA
David Rosa Chief Executive Officer

3

EXHIBITS

Exhibit No.	Document
4.1	Form of Note.
4.2	Form of Warrant.
10.1	Form of Subscription Agreement.

4